Exhibit 5

RADIOSHACK CORPORATION

Executive Offices     100 Throckmorton St., Ste. 1700, Fort Worth, Texas 76102 Telephone (817) 415-3700

December 23, 2002

RadioShack Corporation
100 Throckmorton St., Suite 1800
Fort Worth, TX 76102

Ladies and Gentlemen:

I am the Senior Vice President, Corporate Secretary and General Counsel of RadioShack Corporation (the “Company”) and have assisted with the filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended, (the “Act”) of a Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering 600,000 shares of common stock, $1.00 par value, of the Company (the “Shares”) and $3,000,000 in deferred director fee obligations (the “Obligations”), which represent unsecured obligations of the Company to pay deferred director fees in the future, all in accordance with the terms of the RadioShack Corporation Unfunded Deferred Compensation Plan for Directors (the “Plan”). In such capacity, I have examined the Company’s Restated Certificate of Incorporation, as amended, the Bylaws, as amended and restated, of the Company, the Plan, and such other documents of the Company as I have deemed necessary or appropriate for the purposes of the opinion expressed herein.

Based upon the foregoing, in my opinion, (i) the Shares, when issued by the Company in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable, and (ii) the Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability or relating to or affecting enforcement of creditors’ rights or by general equity principles.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Registration Statement and any amendment thereto.

Very truly yours,

/s/ Mark C. Hill

Mark C. Hill
Senior Vice President, Corporate Secretary and
General Counsel